CERTIFIED COPY
Of a Document filed with the Province of
British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: November 9, 2021 02:02 PM Pacific Time

Incorporation Number: **BC1332567**

Recognition Date and Time: Incorporated on November 9, 2021 02:02 PM Pacific Time

NOTICE OF ARTICLES

Name of Company:

STRONG GLOBAL ENTERTAINMENT, INC.

REGISTERED OFFICE INFORMATION

Mailing Address:

SUITE 2300, BENTALL 5
550 BURRARD STREET
VANCOUVER BC V6C 2B5
CANADA

Delivery Address:

SUITE 2300, BENTALL 5
550 BURRARD STREET
VANCOUVER BC V6C 2B5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:

SUITE 2300, BENTALL 5
550 BURRARD STREET
VANCOUVER BC V6C 2B5
CANADA

Delivery Address:

SUITE 2300, BENTALL 5
550 BURRARD STREET
VANCOUVER BC V6C 2B5
CANADA

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Roberson, Mark D.

Mailing Address:	Delivery Address:
4201 CONGRESS ST., SUITE 175 CHARLOTTE NC 28209 UNITED STATES	4201 CONGRESS ST., SUITE 175 CHARLOTTE NC 28209 UNITED STATES

Last Name, First Name, Middle Name:
Major, Todd

Mailing Address:	Delivery Address:
4201 CONGRESS ST., SUITE 175 CHARLOTTE NC 28209 UNITED STATES	4201 CONGRESS ST., SUITE 175 CHARLOTTE NC 28209 UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	150,000,000	Common Shares	Without Par Value Without Special Rights or Restrictions attached